EXHIBIT 10.1
AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, effective as of this 3rd day of January, 2007, is entered into by and between True Religion Apparel, Inc., a Delaware corporation (“TRA”), and Charles Lesser (“Executive”).
     WHEREAS, TRA and Executive entered into an Employment Agreement dated January 4, 2006 (the “Employment Agreement”).
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, terms and conditions contained herein, it is hereby agreed as follows:
     1.     Position and Duties. Section 2(a)(i) of the Employment Agreement is hereby amended by deleting the second sentence thereof and replacing it with the following:
     “Executive shall report to the President of TRA.”
     2.     Remaining Terms Unchanged. The Employment Agreement shall remain in full force and effect without further change or amendment, except as set forth in Section 1 above.
     IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from the Board, TRA has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

“Executive”	“TRA”

TRUE RELIGION APPAREL, INC.

/s/ Charles Lesser	By:	/s/ Michael Buckley

Name: Charles Lesser		Name:	Michael Buckley
		Title:	President